Exhibit 23


                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 2-89293, No. 33- 22321, No. 33-22322, No. 33-37134, No. 33-52851, No.
33-58281 and No. 33-58375 of Esterline Technologies Corporation on Form S-8 and No. 33-62625 on Form S-3 of our report dated December 11, 1996 appearing in this Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1996.


/s/ Deloitte & Touche LLP

Seattle, Washington
January 29, 1997